UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 2, 2005
MIKOHN GAMING CORPORATION
(Exact Name of Registrant as Specified in Charter)

NEVADA	000-22752	88-0218876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
920 Pilot Road
Las Vegas, Nevada 89119
(Address of Principal Executive Offices)
(702) 896-3890
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On December 2, 2005, the law firm of Milberg Weiss Bershad & Schulman LLP announced by press release that it had filed a class action lawsuit on November 28, 2005, on behalf of purchasers of the securities of Mikohn Gaming Corporation d/b/a Progressive Gaming International Corporation (the “Company”) between February 22, 2005 and October 19, 2005, inclusive, alleging that the Company and its Chief Executive Officer and Chief Financial Officer engaged in violations of the Securities Exchange Act of 1934 (the “Exchange Act”) and seeking to pursue remedies under the Exchange Act. According to the press release, the action, case number 05-CV-01410, is pending in the United States District Court for the District of Nevada.
The Company intends to vigorously defend and take all appropriate actions to defend the suit.
It is possible that additional similar complaints may be filed in the future. If this does occur, the Company expects that all similar complaints will eventually be consolidated into a single action. The Company does not intend to announce the filing of any similar complaints unless they contain allegations that are substantially distinct from those made in the pending action.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mikohn Gaming Corporation
	By:	/s/ Michael A. Sicuro
Date: December 5, 2005		Michael A. Sicuro
Executive Vice President, Chief Financial Officer, Secretary and Treasurer